Exhibit 10.2

AMENDMENT NO. 4 TO SECURED PROMISSORY NOTE

This AMENDMENT NO. 4 TO SECURED PROMISSORY NOTE dated as of February 26, 2024, is made with reference to the Secured Promissory Note (the “Note”) in the outstanding amount of $______ dated December 11, 2023 made by ADITXT, INC. (“Borrower”) to ____ or its registered assigns (“Lender”).

Concurrently herewith, Borrower is delivering to Lender a principal payment in the amount of $______, which amount will be netted against the purchase price paid by Lender to Borrower under that certain Assignment Agreement dated as of the date hereof (the “Partial Repayment”).

FOR VALUE RECEIVED, the undersigned agree that upon receipt of the Partial Repayment (a) the current “Maturity Date” of February 29, 2024 is amended to be March 31, 2024, and (b) the amount of the Note is $______.

By: LENDER

By:
Print Name:
Title:

ADITXT, INC.

Signature:
Print Name:	Amro Albanna
Title:	Chief Executive Officer